SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


       Date of Report (Date of earliest Event reported) September 8, 2000


                                Intellicall, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                        0-10588              75-19993841
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
           incorporation)                                  (Identification No.)


                2155 Chenault, Suite 410 Carrollton, Texas 75006
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (972) 416-0022



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Item 4.  Changes in the Registrant's Certifying Accountant.

(a) On September 8, 2000, Intellicall, Inc. (the "Company") dismissed PricewaterhouseCoopers, LLP ("PWC") as its principal independent accountants. The decision to dismiss PWC was approved by the Company's Board of Directors as well as the Audit Committee of the Board of Directors. PWC's report on the Company's financial statements for each of the fiscal years ended December 31, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion. Neither were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's past two fiscal years and through September 8, 2000, there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of PWC would have caused it to make reference to the subject matter(s) of the disagreement(s) in connection with its reports.

         A letter from PWC confirming the statements contained in this Item 4(a) is filed as an exhibit to this Current Report on Form 8-K.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits:

         (16)  Letter re change in certifying accountant.


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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      INTELLICALL, INC.


                                      By: ______________________________
                                          /s/ John McDonald

                                      Title: President and
                                             Chief Executive Officer

DATE:  September 15, 2000










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